As filed with the Securities and Exchange Commission on August 1, 2018

Registration No. 333-224729

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

TRONC, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3919441
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

160 N. Stetson Avenue

Chicago, Illinois 60601

(312) 222-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie K. Xanders, Esq.

Executive Vice President, General Counsel
& Secretary

tronc, Inc.

160 N. Stetson Avenue

Chicago, Illinois 60601

(312) 222-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stewart M. Landefeld

Andrew B. Moore

Allison C. Handy

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, WA  98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 1, 2018

PROSPECTUS

tronc, Inc.

1,913,438 Shares of

Common Stock

Offered by the Selling Stockholder

This prospectus relates to the offer and sale by the selling stockholder (which term as used in this prospectus includes its valid transferees) of 1,913,438 shares in the aggregate of our common stock from time to time in one or more offerings. These shares were issued to the selling stockholder on February 6, 2018 in connection with our acquisition of an interest in BestReviews LLC (“BestReviews”), as described under the heading “Selling Stockholder” beginning on page 5 of this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

In connection with any offer and sale of common stock, the selling stockholder may provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts and prices of the common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

Our common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “TRNC.” On July 31, 2018, the last reported sale price for our common stock on NASDAQ was $15.64 per share.

Investing in our securities involves risks.  See the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” on page 2 of this prospectus and “Risk Factors” on page 4 of this prospectus, and in any accompanying prospectus supplement, as well as documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may offer and sell from time to time in one or more offerings up to 1,913,438 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholder may offer. In connection with any offer and sale of common stock, the selling stockholder may provide a prospectus supplement to this prospectus that contains specific information about the common stock being offered and sold and the specific terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in a prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

Neither we, nor the selling stockholder, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “tronc,” “we,” “our,” “us” and the “Company” in this prospectus, we mean tronc and/or one or more of its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the common stock.

tronc, Inc.

tronc, Inc., formerly Tribune Publishing Company, was formed as a Delaware corporation on November 21, 2013. tronc is a media company rooted in award-winning journalism. We operate newsrooms in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida’s Sun Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant. tronc’s legacy of brands has earned a combined 60 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

On June 18, 2018, tronc completed the sale of the Los Angeles Times, The San Diego Union-Tribune and various other titles in its California news group to Nant Capital, LLC for a gross purchase price of $500 million in cash, plus the assumption of approximately $80 million in underfunded pension liabilities, subject to a customary post-closing working capital adjustment.

Shares of tronc common stock are listed on NASDAQ under the symbol “TRNC.”

Our principal executive offices are located at 160 N. Stetson Avenue, Chicago, Illinois 60601, and our telephone number is (312) 222-9100. Our website is www.tronc.com. Information contained on our website does not constitute part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include:

•                  changes in advertising demand, circulation levels and audience shares;

•                  competition and other economic conditions;

•                  economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute;

•                  decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions;

•                  our ability to develop and grow our online businesses;

•                  changes in newsprint prices;

•                  our ability to maintain effective internal control over financial reporting;

•                  concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and

•                  and other events beyond our control that may result in unexpected adverse operating results.

For more information about these and other risks, see the section entitled “Risk Factors” on page 4 of this prospectus, as well as similar sections in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements are, in fact, achieved will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they were made. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed or furnished any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

We also make the documents we file with or furnish to the SEC available, free of charge, through our website, at www.tronc.com, as soon as reasonably practicable after those documents are electronically filed with or furnished to the SEC. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information.  This means that we can disclose important information to you by referring you to those documents that contain the information.  The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise furnished to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018, filed with the SEC on May 10, 2018;

•                  our Current Report on Form 8-K/A filed with the SEC on November 20, 2017, and our Current Reports on Form 8-K filed with the SEC on January 22, 2018, February 7, 2018 (two filings), March 20, 2018, May 22, 2018, May 23, 2018, May 29, 2018 and June 20, 2018 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

•                  the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-36230), filed with the SEC on June 17, 2016, including any amendment or report filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described in the section of this prospectus entitled “Where You Can Find More Information.” You may also request copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by visiting our website at www.tronc.com. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities. You may also make requests for such documents at no cost by writing or calling us at the following address:

tronc, Inc.

160 N. Stetson Avenue

Chicago, Illinois 60601

Attn:  Investor Relations

(312) 222-9100

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our common stock. If any of the risks described in these sections or documents develop into actual events, we could be materially and adversely affected. If this occurs, the trading price of the Company’s common stock could decline, and investors may lose all or part of their investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the possible resale, from time to time, in whole or in part, by the stockholder named below (including its valid transferees), who we refer to in this prospectus as the “selling stockholder,” of up to 1,913,438 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholder originally acquired the shares of our common stock included in this prospectus pursuant to a private transaction under Section 4(a)(2) under the Securities Act in connection with the acquisition by Tribune Publishing Company, LLC, a wholly-owned subsidiary of tronc (the “Acquiror”), of a 60% membership interest in BestReviews (the “BestReviews Acquisition”). The BestReviews Acquisition was consummated, and these shares of our common stock were issued to BR Holding Company, Inc. f/k/a BestReviews Inc. (“Parent”), on February 6, 2018. Momchil Filev and Denis Grosz, the principal stockholders of selling stockholder, are officers and members of the board of managers of BestReviews.

The table below sets forth information regarding the beneficial ownership of our common stock held by the selling stockholder as of April 30, 2018. The information regarding the selling stockholder’s beneficial ownership after the sales made pursuant to this prospectus assumes that all of the common stock subject to sale pursuant to this prospectus will have been sold and that the selling stockholder does not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the selling stockholder.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of our common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

To our knowledge, the selling stockholder named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by it, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the selling stockholder “beneficially owns,” as determined by the rules of the SEC. The percentages in the table below reflect beneficial ownership as of July 20, 2018 and as of immediately after the resale of all shares subject to resale pursuant to this prospectus, and are based on 35,337,136 shares of our common stock outstanding as of July 20, 2018.

	Amount and Nature of Beneficial Ownership
	Immediately Prior to this Prospectus		Number of Shares of Common Stock Subject to Resale	Immediately After Resale of All Shares of Common Stock Subject to Resale Pursuant to this Prospectus*
Selling Stockholder	Shares of Common Stock Owned	Percentage of Common Stock Owned	Pursuant to this Prospectus	Shares of Common Stock Owned	Percentage of Common Stock Owned
BR Holding Company, Inc.(1)	1,913,438	5.4%	1,913,438	—	—%

*                 Assumes that the selling stockholder will sell all of its common stock subject to resale pursuant to this prospectus. There is no assurance that the selling stockholder will resell all or any of its common stock. After the completion of this offering the selling stockholder will hold less than one percent of our common stock assuming that the selling stockholder resells all of its common shares subject to resale pursuant to this prospectus.

(1)         Momchil Filev and Denis Grosz, the principal stockholders of Parent, have voting and dispositive power over the 1,913,438 shares held by Parent.  The address for each of these persons is 8985 Double Diamond Parkway, Unit B7, Reno, Nevada 89521. The shares are subject to a lock-up provisions that prohibit certain transfers of the shares and standstill provisions as described further under the section of this prospectus entitled “Selling Stockholder— BestReviews Purchase Agreement.”

Prior to the consummation of the BestReviews Acquisition, Parent owned all of the membership interests in BestReviews. Following the BestReviews Acquisition, tronc indirectly owns 60% of the membership interest in

BestReviews. Descriptions of certain relationships between Parent and its affiliates and tronc and its affiliates are described below.

BestReviews Purchase Agreement

On February 6, 2018, the Acquiror entered into an Acquisition Agreement, dated February 6, 2018 (the “BestReviews Purchase Agreement”), with tronc, BestReviews, Parent and the stockholders of Parent named therein. Upon the terms and subject to the conditions set forth in the BestReviews Purchase Agreement, the Acquiror acquired 60% of Parent’s membership interest in BestReviews for a total purchase price of $66 million, consisting of $30.6 million in cash, subject to a post-closing working capital adjustment, and $36 million in our common stock, or 1,913,438 shares (the “Stock Consideration”). The Stock Consideration is subject to lock-up provisions that prohibit certain transfers of the shares and standstill provisions based upon the following schedule: 25% of the Stock Consideration will cease to be subject to the lock-up provisions on August 6, 2018, 50% of the Stock Consideration will cease to be subject to the lock-up provisions on the November 6, 2018 and 25% of the Stock Consideration will cease to be subject to the lock-up provisions on February 6, 2019.

The BestReviews Purchase Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto. This description of the BestReviews Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 to the registration statement of which this prospectus is a part.

Amended and Restated LLC Agreement

In connection with the BestReviews Acquisition, tronc, the Acquiror and Parent also entered into an amended and restated limited liability company agreement of BestReviews (the “LLC Agreement”). Under the LLC Agreement, we are required to file a registration statement for the registration of the shares of our common stock issued to Parent pursuant to the BestReviews Purchase Agreement within 90 days following the closing date of the BestReviews Acquisition, and file a registration statement for the registration of any shares of our common stock issued in connection with an exercise, if any, of the Call Option or the Put Option (as such terms are defined in the LLC Agreement), within 60 days after the issuance of such shares. The LLC Agreement also contains other terms and conditions, including transfer restrictions, tag-along and drag-along rights, and indemnification obligations.

Unless otherwise described in this prospectus, to our knowledge, the selling stockholder has not held any position or office with us or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus other than as a result of its ownership of our securities.

PLAN OF DISTRIBUTION

General

The selling stockholder may offer and sell our securities being offered hereby in any one or more of the following ways from time to time:

•                  to or through underwriters, brokers or dealers;

•                  directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•                  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through one or more agents; or

•                  otherwise through a combination of any of the above methods of sale.

The selling stockholder, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the common stock may be deemed to be underwriting discounts. Additionally, because the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

Each time the selling stockholder sells common stock covered by this prospectus, and a revised prospectus or prospectus supplement is required, we will prepare and file such document that will include updated information required to be included therein. Such information may include the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus. We will not receive any proceeds from any sale of the common stock by the selling stockholder.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The common stock may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase the common stock may be solicited directly by the selling stockholder or by agents designated by the selling stockholder from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any common stock in respect of which this prospectus is being delivered, such common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.  If any underwriter or underwriters are utilized in the sale of common stock, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the common stock in respect of which this prospectus is delivered, the selling stockholder will sell shares of our common stock to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the common stock so offered and sold. In addition, the selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase common stock may be solicited directly by the selling stockholder, and the sale thereof may be made by the selling stockholder, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

The selling stockholder may also resell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.  There can be no assurance that the selling stockholder will sell any common stock pursuant to this prospectus.  Further, we cannot assure you that the selling stockholder will not transfer shares of its common stock by other means not described in this prospectus.

If so indicated in the applicable prospectus supplement and/or other offering material, the selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase common stock from the selling stockholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with the selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

The selling stockholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

The selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

Our common stock is listed on NASDAQ. No assurance can be given as to the liquidity of, or the trading market for, the common stock.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or the selling stockholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the common stock is being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended December 27, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Daily News, L.P. and subsidiaries appearing in our Current Report on Form 8-K/A dated November 20, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

tronc, Inc.

1,913,438 Shares of

Common Stock

Offered by the Selling Stockholder

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following table shows expenses to be incurred in connection with the offering of the securities being registered, all of which will be paid by tronc. All amounts are estimates, other than the SEC registration fee.

Amount to be Paid

SEC registration fee	$4,398
Accounting fees and expenses	30,000
Legal fees and expenses	20,000
Printing expenses	5,000
Total	$59,398

Item 15.   Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102 of the DGCL authorizes a corporation to eliminate or limit its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Our amended and restated certificate of incorporation, as amended, contains such a provision.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters may agree to indemnify us, our directors and certain officers and other persons.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16.   Exhibits

The exhibits furnished as a part of this registration statement are listed below:

Exhibit Number	Description

2.1

Acquisition Agreement, dated February 6, 2018, by and among Tribune Publishing Company, LLC, tronc, Inc., BestReviews Inc., BestReviews LLC, the stockholders named therein, and Denis Grosz, as seller representative (incorporated by reference to Exhibit 2.1 to Form 8-K filed on February 7, 2018).

4.1	Amended and Restated Certificate of Incorporation of tronc, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form 8-A filed on June 17, 2016).

4.2	Amended and Restated By-laws of tronc, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed on June 17, 2016).

Exhibit Number	Description

4.3	Amended and Restated Limited Liability Company Agreement of BestReviews LLC, dated February 6, 2018 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 7, 2018).

4.4

Registration Rights Agreement, by and between Tribune Publishing Company and Merrick Media, LLC, dated as of February 3, 2016 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on February 4, 2016).

4.5

Registration Rights Agreement, by and between Tribune Publishing Company and Nant Capital, LLC, dated as of May 22, 2016 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on May 23, 2016).

5.1*	Opinion of Perkins Coie LLP.

23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

* Filed previously.

† Filed herewith.

Item 17.   Undertakings

(a)              The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 1, 2018.

TRONC, INC.

By:	/s/ Terry Jimenez
Name: Terry Jimenez
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 1, 2018 by the following persons in the capacities indicated.

	Signature	Title

	/s/ Justin C. Dearborn	Chief Executive Officer and Chairman
	Justin C. Dearborn	(Principal Executive Officer)

	/s/ Terry Jimenez	Chief Financial Officer
	Terry Jimenez	(Principal Financial Officer)

	/s/ Michael N. Lavey	Controller and Chief Accounting Officer
	Michael N. Lavey	(Principal Accounting Officer)

	*	Director
Carol Crenshaw

	*	Director
David Dreier

	*	Director
Philip G. Franklin

	*	Director
Eddy W. Hartenstein

	*	Director
Richard A. Reck

*By:	/s/ Terry Jimenez
Terry Jimenez
Attorney-in-fact